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                                                                   Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 33-70050, 33-80985 and 333-32237 of Aldila, Inc. on Form S-8 of our report dated February 4, 2000, except for Note 17, as to which the date is February 18, 2000, appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP


San Diego, California
March 24, 2000